Exhibit 99.1 Schedule of selected items in the Restated Periods
The table below is only a summary of the adjustments expected to be reflected in the 2021 Form 10-K, and the adjustments shown below are preliminary and remain subject to changes pending the completion of the audit.

	Restated Interim Periods					Revised*
	Three Months Ended	Three Months Ended	Six Months Ended	Three Months Ended	Nine Months Ended	Twelve Months Ended
	March 31, 2020	June 30, 2020		September 30, 2020		December 31, 2020
Income Statement
Revenue
As Reported	$4,763,668	$3,135,039	$7,898,707	$4,036,120	$11,934,827	$18,329,555
As Restated	4,324,475	3,049,817	7,374,292	4,207,554	11,581,846	17,967,207
Change	(439,193)	(85,222)	(524,415)	171,434	(352,981)	(362,348)
% Change	(9.22)%	(2.72)%	(6.64)%	4.25%	(2.96)%	(1.98)%

Cost of Revenue
As Reported	$2,140,517	$1,414,249	$3,554,766	$1,701,770	$5,256,536	$8,000,038
As Restated	1,988,277	1,377,800	3,366,077	1,750,743	5,116,820	7,896,078
Change	(152,240)	(36,449)	(188,689)	48,973	(139,716)	(103,960)
% Change	(7.11)%	(2.58)%	(5.31)%	2.88%	(2.66)%	(1.30)%

Net Income (Loss)
As Reported	$(6,163,461)	$(1,791,141)	$(7,954,603)	$(1,254,799)	$(9,209,402)	$(10,250,007)
As Restated	(6,450,414)	(1,839,915)	(8,290,329)	(1,132,339)	(9,422,668)	(10,508,395)
Change	(286,953)	(48,774)	(335,726)	122,460	(213,266)	(258,388)
% Change	(4.66)%	(2.72)%	(4.22)%	9.76%	(2.32)%	(2.52)%

EPS
As Reported	$(0.18)	$(0.05)	$(0.22)	$(0.03)	$(0.24)	$(0.25)
As Restated	(0.19)	(0.05)	(0.23)	(0.02)	(0.24)	(0.25)
Change	(0.01)	—	(0.01)	0.01	—	—

Current Liabilities
Creator Payables
As Reported	$553,183		$593,549		$758,336	$882,044
As Restated	867,644		861,328		1,168,065	1,312,875
Change	314,461	—	267,779	—	409,729	430,831

Contract Liabilities
As Reported	$5,597,479		$5,841,264		$7,028,687	$7,180,264
As Restated	5,178,515		5,510,305		6,461,575	6,634,870
Change	(418,964)	—	(330,959)	—	(567,112)	(545,394)
*The cumulative impact for the year ended December 31, 2020 is not material, and is not required to be restated.